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                                                                   EXHIBIT 10.19

                              FORBEARANCE AGREEMENT


        THIS AGREEMENT, entered into this 20th day of January, 2000 by and between THE CONFEDERATED TRIBES OF THE GRAND RONDE COMMUNITY OF OREGON (hereinafter "CTGR") and MHL DEVELOPMENT CORPORATION (F/K/A MICROHELIX LABS, INC.)., an Oregon corporation, and RICHARD G. SASS, an Oregon resident ("Obligors").


                                    RECITALS

        A. Obligors borrowed Six Hundred Sixty Seven Thousand Five Hundred and 00/100 dollars ($667,500.00) from CTGR on or about July 22, 1998, as evidenced by a Promissory Note executed by Obligors and dated July 22, 1998. Repayment of the Promissory Note is secured by a Security Agreement and UCC-1 Financing Statement filed July 28, 1998, Filing No. 433145, with the Secretary of State of the State of Oregon.

        B. The above-referenced Promissory Note, in conjunction with an extension dated July 23, 1999, calls for payment of the entire principal amount of the Note, $667,500.00, on or before January 22, 2000 together with all accrued interest, to be paid in full.

        C. On January 20, 2000, a principal payment of $200,000 was received reducing the principal balance owed to Four Hundred Sixty Seven Thousand Five Hundred and 00/100 Dollars ($467,500.00). The interest shall accrue on the new principal balance of Four Hundred Sixty Seven Thousand Five Hundred and 00/100 Dollars ($467,500.00), until maturity.

        In consideration of the foregoing and the covenants set forth below, the parties agree as follows:


                                    AGREEMENT

        1. INCORPORATION OF RECITALS. All the foregoing recitals are hereby incorporated into this Agreement as if fully set forth herein.

        2. FORBEARANCE BY CTGR. Subject to the conditions set forth in this Agreement and subject to termination as provided in Paragraph 4 below, CTGR agrees to forebear from taking any action to foreclose on the Security Agreement and UCC-1, to bring any action to collect on the Note or to take any other action to realize on any security for the subject Promissory Note and Security Agreement and UCC-1 or to otherwise effect remedies permitted under Oregon law.

        3. CONDITIONS OF FORBEARANCE. Each of the following shall be condition to the obligations of CTGR to forebear in accordance with paragraph 2 above.



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                a. On or before January 22, 2000 obligors shall pay to CTGR the sum of Two Hundred Twenty Five Thousand Five Hundred Eighty Seven and 50/100 Dollars ($225,587.50), of which $200,000 shall be applied towards principal reduction and $25,587.50 shall be applied to the quarterly interest payment due on January 22, 2000.

                b. Obligors shall pay quarterly interest payment in the sum of $17,827.25, with the next quarterly interest payment due April 22, 2000 and thereafter on July 22, 2000, October 22, 2000, and January 22, 2001. Obligors shall not in any other respect be in default under the Security Agreement, including payment of equipment securing the debt.

                c. Obligors will permit no lien or other encumbrance, whether voluntary or involuntary, to arise or affect the title of the property. Obligors shall make no lease or other arrangement for the use or enjoyment of the property other than those approved by CTGR in writing.

                e. No bankruptcy proceeding or other federal or state proceeding is commenced by Obligors.

                f. There is no breach by Obligors of this Agreement.

        If any one or more of the foregoing conditions fails to occur at any time, CTGR may, without notice to Obligors, proceed with all remedies at law or equity and shall have no further obligation pursuant to paragraph 2 above.

        4. TERMINATION OF FORBEARANCE. The obligations of CTGR, pursuant to paragraph 2 of this Agreement, shall terminate on January 22, 2001, or breach of any of the conditions described in Paragraph 3. Termination shall not release or relieve Obligors from any obligations to CTGR arising prior to termination, including without limitation, any and all loss, damage, costs or expense to CTGR, under the Note and Security Agreement and UCC-1.

        5. DEFAULT BY OBLIGORS. The breach of any obligation of Obligors under this Agreement shall also be a breach of the subject Promissory Note and Security Agreement and UCC-1. In the event of a default by Obligors under this Agreement or the failure of any of the conditions set forth above, in addition to the remedies under this Agreement, CTGR shall have all remedies provided in the Note and the Security Agreement and UCC-1 as well as any other remedies provided at law or in equity.

        6. NO NOVATION OR RELEASE. This Agreement is not intended to be nor shall it be deemed to be construed to be a reinstatement, novation or release of the subject Promissory Note or Security Agreement, or UCC-1 or other security interest. This Agreement is not intended to be nor shall it be deemed or construed to be a modification, amendment or waiver of the loan or the Loan documents, or any of them. Neither this Agreement nor any payments or other actions taken pursuant to this Agreement shall be deemed to cure the existing defaults under the Note, Security Agreement or UCC-1 nor the maturity date of the Note, Security Agreement or UCC-1 it being the intention of the parties hereto that the Promissory Note and Security Agreement and UCC-1 shall remain in default and immediately due and payable in



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full notwithstanding this Agreement and, except as otherwise expressly provided,
CTGR reserves all of its rights and remedies in connection with such defaults under the loan documents at law and in equity.

        Notwithstanding the foregoing, CTGR agrees that during the one-year period of this Agreement and so long as there is no breach or default of the terms of this Agreement, the default interest rate set forth in paragraph 5 of the Promissory Note shall not be charged to Obligor; it being the intent of the parties that the interest rate for this one-year forbearance period be Fifteen percent (15%) per annum, up to and through January 22, 2001. Nothing herein is to be construed or intended by the parties to be a waiver of the default interest rate should Obligors fail to make the principal payment due on January 22, 2001 upon termination of the Agreement, or otherwise breach this Agreement.

        7. BANKRUPTCY. Each of the Obligors hereby covenants and agrees that in the event the property of any portion thereof securing the subject Promissory Note becomes property of any bankruptcy estate or the subject of any state, local, federal or other bankruptcy dissolution liquidation or receivership proceeding, then CTGR shall immediately become entitled, in addition to other relief to which CTGR may be entitled under this Agreement, to an order from the Bankruptcy court granting immediately relief from automatic stay pursuant to
Section 362 of the Bankruptcy Code so as to permit CTGR to foreclose upon the property and exercise all other rights and remedies under the Note and Security Agreement.

        8. CONFIRMATION OF INDEBTEDNESS. The subject Promissory Note and Security Agreement and UCC-1 to CTGR are hereby confirmed by Obligors as being in full force and effect. Obligors acknowledge that they are liable under the Note, Security Agreement and UCC-1 in accordance with the terms and conditions of such instruments. As of the date of this Agreement, Obligors are not aware of any defense or offsets to their obligations under the Note, Security Agreement and UCC-1. Obligors, as a material inducement to cause CTGR to enter into this Agreement, hereby waive any and all defenses they may now have relating to the Note, Security Agreement and UCC-1, past or present, known or unknown, liquidated or unliquidated. The foregoing waiver shall survive termination of this Agreement.

        9. MISCELLANEOUS.

                a. Obligors acknowledge that they have had the opportunity to seek legal counsel of their own choosing before executing this Agreement and that they fully understand that this Agreement and all its provisions, including without limitation, the waiver set forth in this Agreement, are freely and voluntarily executed and intend to be bound thereby.

                b. Any notice that the parties require or may desire to give to the other shall be in writing and may be sent by personal delivery, by prepaid U.S. Mail, or by overnight courier, addressed as follows.



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        If to CTGR:          c/o Patrick L. Sizemore, President
                             STRATEGIC WEALTH MANAGEMENT, INC.
                             401 Parkplace, Suite 100
                             Kirkland, WA  98033

        If to Obligor:       c/o Richard G. Sass
                             MHL Development Corporation
                             16125 SW 72nd Avenue
                             Portland, OR  97224

        10. MODIFICATIONS. This Agreement may be modified or amended only by an agreement in writing signed by both parties. This Agreement shall be governed by Washington Law.

        11. ATTORNEYS' FEES. If any party hereto shall bring any action or suit against another for relief, declaratory or otherwise arising out of this Agreement, the prevailing party shall have and recover against the defaulting party in addition to court costs and disbursement such sums as the court may adjudge to be reasonable attorneys' fees.


                     ORAL AGREEMENTS OR ORAL COMMITMENTS TO
                    LOAN MONEY, TO EXTEND CREDIT, OR TO FOR-
                     BEAR FROM ENFORCING REPAYMENT OF A DEBT
                      ARE NOT ENFORCEABLE UNDER OREGON LAW.


                                       MHL DEVELOPMENT CORPORATION
                                       (f/k/a microHelix Labs, Inc.)

DATED:  January 20, 2000               By:   /S/ RICHARD G. SASS
       ------------------------------        -----------------------------------
                                             Richard G. Sass
                                       Its:  CEO
                                             -----------------------------------

DATED:  January 20, 2000               By:   /S/ RICHARD G. SASS
       ------------------------------        -----------------------------------
                                             Richard G. Sass, Personal Guarantee


                                       THE CONFEDERATED TRIBES OF THE
                                       GRAND RONDE COMMUNITY OF
                                       OREGON

DATED:                                 By:   /S/ ROBERT F. SAUNDERS
       ------------------------------        -----------------------------------
                                             Robert F. Saunders
                                       Its:   Chief Financial Officer



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